Exhibit 10.2

EXECUTION VERSION

WARRANT

by and between

SPRINGBOARD GROUP S.À R.L.

and

JOLTID LIMITED

Dated as of November 19, 2009

-i-

TABLE OF CONTENTS

(continued)

SIGNATURES
EXHIBIT A – Form of Warrant Certificate	A-1

-ii-

WARRANT

This AGREEMENT (this “Agreement”) dated as of November 19, 2009 by and between Springboard Group S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496 (the “Company”), and Joltid Limited, a British Virgin Islands limited company (including its Permitted Transferees, “Holder”; together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Company will issue and deliver warrant certificates (the “Warrant Certificates”) evidencing Warrants to purchase in aggregate 9,868 Warrant Shares (as defined below), subject to adjustments and limitations provided herein, pursuant to the Master Settlement Agreement (the “Settlement Agreement”), made and entered into as of November 5, 2009, by and among Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Partners, L.P., Silver Lake Partners, II, L.P., Silver Lake Partners III, L.P., Silver Lake Partners Management Company, L.L.C., Silver Lake Management Company III, L.L.C., Silver Lake Technology Investors III Cayman, L.P. and SLP Springboard Co-Invest, L.P., CPP Investment Board Private Holdings, Inc. and Canada Pension Plan Investment Board, Index Ventures Growth I (Jersey), L.P., Index Venture Management, S.A., Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P., Yucca Partners LP Jersey Branch, Andreessen Horowitz Fund I, L.P., Andreessen Horowitz Fund I-A, L.P., Andreessen Horowitz Fund I-B, L.P., the Company, Skype Luxembourg Holdings, S.à r.l., Skype, Inc., Sonorit Holding, AS, Skype Technologies, S.A., eBay Inc., Michaelangelo Volpi, Joltid Limited, Joost US Inc. and Joost N.V., Niklas Zennström, Janus Friis, Mark Dyne, Europlay Capital Advisors, LLC and EuroAcquisition 1 Limited;

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and Holder, the Company and Holder each hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

Above-Market Redemption: the meaning set forth in Section 4.1(b).

Board: the board of directors of the Company.

Business Day: shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York or in Luxembourg.

Cash Consideration: the meaning set forth in Section 3.3(B)(i).

Cashless Exercise Right: the meaning set forth in Section 3.4(c).

1

Cashless Exercise Warrant Shares: the meaning set forth in Section 3.4(c).

Class Redemption: any repurchase or redemption by the Company of an entire class of Ordinary Shares which is then included in the Warrant Shares.

Company: the meaning set forth in the preamble to this Agreement and its successors and assigns.

Completion: the meaning set forth in the Purchase Agreement.

Exercise Amount: the meaning set forth in Section 3.4(b).

Exercise Date: the meaning set forth in Section 3.2.

Exercise Form: the meaning set forth in Section 3.4(a).

Exercise Price: the meaning set forth in Section 3.1.

Expiration Date: the meaning set forth in Section 3.2.

Fair Market Value:

(i) in the case of securities (other than Warrant Shares being valued in connection with any Reorganization Event) where, at least ten consecutive Trading Days prior to the issuance thereof, other securities of the same class or series had already been listed on a United States national or an international securities exchange, the daily volume-weighted average price of such securities for the five consecutive Trading Days immediately preceding the day as of which Fair Market Value is being determined as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such five Trading Day period, as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for purposes of calculating such five-day volume-weighted average price);

(ii) in the case of securities not covered by (i) above or other property (other than Warrant Shares being valued in connection with any Reorganization Event), the fair market value of such securities or such other property as determined by an Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming, in the case of securities, such securities are fully distributed and, in the case of securities or other property, such items are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors (but without regard to any illiquidity or minority discounts); or

(iii) in the case of cash, the amount thereof; and

(iv) in the case where the Fair Market Value of Warrant Shares is being determined in connection with a Reorganization Event, the Fair Market Value of each Warrant

Share shall be the Fair Market Value of the cash, securities or other property that would be received by a holder of the number and classes of Ordinary Shares then included in one Warrant Share, taking into account the payments required to be made to all holders of warrants, options or other rights to purchase Ordinary Shares in connection with such Reorganization Event;

provided that for purposes of determining the Fair Market Value of an Ordinary Share under Section 4.1(b) (except to determine whether and by how much a redemption is an Above-Market Redemption), the Fair Market Value of an Ordinary Share shall be deemed to be the weighted (according to the number of Ordinary Shares outstanding in each class) mean average Fair Market Value of an Ordinary Share of each class of Ordinary Shares then included in the Warrant Shares.

Fundamental Change: the meaning set forth in Section 4.1(c).

Holder: the meaning set forth in the preamble to this Agreement and its successors and assigns.

Independent Financial Expert: a nationally recognized investment banking firm mutually agreed between the Company and the agent designated by holders of a majority of the Warrant Shares underlying this Warrant and all other Warrants issued pursuant to the Settlement Agreement, which firm does not have a material financial interest or other material economic relationship with either the Company or Holder or any such other persons, provided that the customary fee of the Independent Financial Expert shall be paid, in the context of any exercise of the Cashless Exercise Right, by the holders exercising such Cashless Exercise Right and otherwise by the Company. If the Company, on the one hand, and Holder and such other persons, on the other hand, are unable to agree on an Independent Financial Expert, each of them shall promptly choose a separate Independent Financial Expert who shall promptly choose a third Independent Financial Expert who shall serve as the Independent Financial Expert hereunder, provided that such third Independent Financial Expert does not have any of the above-described relationships with the Company or Holder or such other persons described in this definition. Once a firm has been selected as an Independent Financial Expert to determine Fair Market Value under any of the Warrants issued pursuant to the Settlement Agreement, such firm shall remain the Independent Financial Expert for all purposes under this Warrant and all other Warrants issued pursuant to the Settlement Agreement until either (a) the Company and the agent designated by holders of a majority of the Warrant Shares underlying this Warrant and all other Warrants issued pursuant to the Settlement Agreement agree to select a replacement Independent Financial Expert or (b) the Independent Financial Expert has an unpermitted interest or relationship as described above, in either which case the Independent Financial Expert shall be replaced with another firm to be selected according to the procedure described in this definition.

Market Differential: the meaning set forth in Section 4.1(b).

Non-Cash Consideration: the meaning set forth in Section 3.3(B)(ii).

Ordinary Shares: the ordinary shares of the Company, denominated in one or more classes.

Parties: the meaning set forth in the preamble to this Agreement.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Permitted Transferees: the meaning set forth in Section 3.5(a).

Purchase Agreement: the Agreement for the Sale and Purchase of the Entire Share Capital of Skype Luxembourg Holdings, S.à r.l., Skype, Inc., and Sonorit Holding AS, dated September 1, 2009, as amended on September 14, 2009, and as further amended on 19 October 2009, 21 October 2009 and 5 November 2009.

Reorganization Event: any transaction or event (including, but not limited to, any merger, consolidation, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation) pursuant to which all or substantially all of the outstanding Ordinary Shares are converted into or sold or exchanged for, or the holders thereof otherwise become entitled to receive, cash, securities or other property, other than any such transaction or event (a) where the Ordinary Shares outstanding immediately prior to such transaction or event are converted into or exchanged for, or the holders thereof otherwise become entitled to receive, securities of the Company, or if the Company is not the surviving entity, the surviving or transferee Person that represent a majority of the voting power of such surviving or transferee Person immediately after giving effect to such transaction or event, or (b) with any Person or Group (as defined in Rules 13d-3 and 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended) that is affiliated with the Company.

Securities Act: the Securities Act of 1933, as amended.

Settlement Agreement: the meaning set forth in the preamble to this Agreement.

Shareholders Agreement: the Shareholders Agreement, dated as of November 19, 2009, by and among the Company, Andreessen Horowitz Fund I, L.P.; CPP Investment Board Private Holdings Inc.; eBay International AG; Joltid Limited; Charleston Investment Holdings Limted; Silver Lake Partners III Cayman (AIV III), L.P.; Silver Lake Technology Investors III Cayman, L.P.; SLP Springboard Co-Invest, L.P.; and such other Persons, if any, that from time to time become party thereto, as may be amended from time to time.

Trading Day: with respect to any security listed on a United States national or an international securities exchange, a day on which such security is listed on the principal securities exchange on which such security is then listed.

Warrant Certificates: the meaning set forth in the preamble to this Agreement and substantially in the form attached hereto as Exhibit A.

Warrant Shares: each Warrant Share shall represent one share of each of the “A”, “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I” and “J” classes of Ordinary Shares, subject to adjustment, and any other securities or assets purchasable upon the exercise of one Warrant (as the same may have been adjusted from time to time in accordance with Section 3.4(g) or Section 4).

Warrants: the warrants issued by the Company from time to time pursuant to this Agreement.

2.	ORIGINAL ISSUE OF WARRANTS.

2.1. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5 or as may be required to comply with any law or with any rule or regulation pursuant thereto.

2.2. Execution and Delivery of Warrant Certificates.

(a) Simultaneously with the execution of this Agreement, one Warrant Certificate evidencing Warrants entitling Holder to purchase an aggregate of 9,868 Warrant Shares (comprising a total of 98,680 Ordinary Shares), subject to adjustment, shall be executed by the Company and delivered to Holder.

(b) From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any exchange permitted under this Agreement. The Warrant Certificates shall be executed on behalf of the Company by an authorized officer, either manually or by facsimile signature printed thereon. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

3.	EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.

3.1. Exercise Price. Each Warrant Certificate shall entitle Holder, subject to the provisions of this Agreement, to purchase up to the number of Warrant Shares represented thereby, at an exercise price (the “Exercise Price”) of $3,169.06 per Warrant Share, with such number of Warrant Shares and Exercise Price subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

3.2. Exercise of Warrants. The Warrants represented by any Warrant Certificate may be exercised, in whole or in part, at any time and from time to time, on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending at 5:00 p.m., London time, on November 19, 2019 (the “Expiration Date”), in the manner provided for herein; provided that, immediately upon the exercise of any Warrant, Holder shall become a party to and agree to comply with the terms of the Shareholders Agreement (to the extent that such terms remain in effect).

3.3. Expiration of Warrants. Any unexercised Warrants shall expire and the rights of Holder to purchase Warrant Shares shall terminate at 5:00 p.m., London time, on the Expiration Date; provided, that, if the Company shall consummate a Reorganization Event, (A) the unexercised Warrants shall expire immediately upon the closing of such Reorganization Event, and (B) the Company shall

(i)	if any cash consideration is paid in respect of the Ordinary Shares in such Reorganization Event, pay to Holder (if greater than zero) the product of (a) the amount of cash consideration that would be payable to a holder of the number and classes of Ordinary Shares then included in one Warrant Share in such Reorganization Event (taking into account the payments required to be made to all holders of warrants, options or other rights to purchase Ordinary Shares in connection with such Reorganization Event) (the “Cash Consideration”) minus the Exercise Price for a Warrant Share, multiplied by (b) the aggregate number of Warrant Shares issuable upon exercise of the Warrants; and

(ii)	if any non-cash consideration is paid in respect of the Ordinary Shares in such Reorganization Event, deliver to Holder (if greater than zero) such non-cash consideration with a Fair Market Value equal to the product of (a) the Fair Market Value of such non-cash consideration that would be payable to a holder of the number and classes of Ordinary Shares then included in one Warrant Share in such Reorganization Event (taking into account the payments required to be made to all holders of warrants, options or other rights to purchase Ordinary Shares in connection with such Reorganization Event) (the “Non-Cash Consideration”) minus the Exercise Price for a Warrant Share, multiplied by (b) the aggregate number of Warrant Shares issuable upon exercise of the Warrants;

provided that, in the event that both cash and non-cash consideration is paid in respect of the Ordinary Shares in such Reorganization Event, the Exercise Price used for purposes of the calculation in sub-section (i) above shall be multiplied by a fraction of which the numerator is the Fair Market Value of the Cash Consideration and the denominator is the sum of the Fair Market Value of the Cash Consideration plus the Fair Market Value of the Non-Cash Consideration, and the Exercise Price used for purposes of the calculation in sub-section (ii) above shall be multiplied by a fraction of which the numerator is the Fair Market Value of the Non-Cash Consideration and the denominator is the sum of the Fair Market Value of the Cash Consideration plus the Fair Market Value of the Non-Cash Consideration.

3.4. Method of Exercise; Payment of Exercise Price.

(a) In order to exercise a Warrant, Holder must (i) surrender the Warrant Certificate evidencing such Warrant to the Company, with the form on the reverse of or attached to the Warrant Certificate duly executed (the “Exercise Form”), and (ii) simultaneously with such surrender, pay in full the Exercise Price then in effect for Warrant Shares as to which a Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) or (c) of this Section.

(b) Warrants may be exercised by Holder, in whole or in part, at any time or from time to time during the period specified in Section 3.2 hereof by delivery to the Company of payment in full in cash, by bank wire transfer in immediately available funds, or by certified or official bank check, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (the “Exercise Amount”).

(c) In lieu of exercising Warrants for payment of the full Exercise Amount in cash pursuant to Section 3.4(b), Holder shall have the right to exercise the Warrants or any portion thereof (the “Cashless Exercise Right”) for Warrant Shares as provided in this Section 3.4(c) at any time or from time to time during the period specified in Section 3.2 hereof by the surrender to the Company of a duly executed and properly completed Exercise Form marked to reflect cashless exercise and payment to the Company of an amount of cash (the “Par Value Payment”) equal to the product of (i) the number of Warrant Shares to be issued multiplied by (ii) the aggregate par value of the number of each class of Ordinary Shares included in one Warrant Share. Upon exercise of the Cashless Exercise Right with respect to a particular number of Warrant Shares issuable upon exercise of such Warrants and noted on the Exercise Form (the “Cashless Exercise Warrant Shares”), the Company shall calculate and deliver or cause to be delivered to Holder (without payment by Holder of any Exercise Amount or any cash or other consideration (other than the Par Value Payment)) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 4.2) equal to the quotient obtained by dividing (x) the value as of the applicable Exercise Date of such Warrants to be exercised, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Cashless Exercise Warrant Shares immediately prior to the exercise of the Cashless Exercise Right minus the Par Value Payment from (B) the aggregate Fair Market Value as of such Exercise Date of the Cashless Exercise Warrant Shares issuable upon exercise of such Warrants to be exercised, by (y) the Fair Market Value of one Warrant Share as of such Exercise Date.

Expressed as a formula, such cashless exercise shall be computed as follows:

X =	B – A
Y

Where:

X = the number of Warrant Shares issuable to Holder

Y = the Fair Market Value of one Warrant Share as of the applicable Exercise Date

A = the aggregate Exercise Amount (i.e., Cashless Exercise Warrant Shares x (Exercise Price of a Warrant Share – the aggregate par value of the number of each class of Ordinary Shares included in one Warrant Share))

B = the aggregate Fair Market Value (i.e., Fair Market Value x Cashless Exercise Warrant Shares)

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon exercise of the Cashless Exercise Right by Holder.

(d) Within five Business Days of the exercise of a Warrant in conformity with the foregoing provisions, the Company shall, or shall instruct its transfer agent to, transfer to Holder appropriate evidence of ownership of any Warrant Shares to which Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by Holder, and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction or remainder to the extent provided in Section 4.2. Upon exercise of a Warrant in accordance with the terms of this Agreement, Holder shall be deemed to own and have all of the rights associated with any Warrant Shares to which it is entitled pursuant to this Agreement.

(e) If less than all of the Warrants evidenced by a Warrant Certificate are surrendered upon the exercise of Warrants at any time prior to the Expiration Date, a new Warrant Certificate shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate so surrendered, and the Company is hereby authorized to countersign and deliver the required new Warrant Certificate pursuant to the provisions of Section 2.2(b) and this Section 3.4(e).

(f) Except to the extent required by law or as a result of any adjustment pursuant to Section 4.1(a) or Section 4.1(c), the Company shall not increase the par value per share of its Ordinary Shares above US$0.01, without the consent of Holder.

(g) Immediately upon the consummation of any Class Redemption, the number of classes of Ordinary Shares then included in the Warrant Shares shall be reduced to eliminate the class of Ordinary Shares repurchased or redeemed under the Class Redemption.

3.5. Transferability of the Warrants and Warrant Shares.

(a) The Warrants may not, whether directly or as a result of the Transfer (as defined in the Shareholders Agreement) of the equity interests in Holder, be Transferred to any Person except Persons to which Holder would be permitted to Transfer the Warrant Shares issuable upon exercise of such Warrants if Holder were a party to, and Transferring such Warrant Shares in accordance with, the Shareholders Agreement, to the extent permitted by applicable law (such Persons to which Holder actually Transfers any Warrant, Holder’s “Permitted Transferees”), and then only in accordance with the Shareholders Agreement as though such Warrant Shares were being Transferred; provided that the Transferee shall not be obligated to execute the Shareholders Agreement as a result of such Transfer unless and until it exercises any Warrant. Each certificate representing the Warrants shall bear the following legend:

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF NOVEMBER 19,

2009 (THE “WARRANT AGREEMENT”), BY AND BETWEEN SPRINGBOARD GROUP S.À R.L (THE “COMPANY”) AND HOLDER. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT AND THE SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 19, 2009, BY AND AMONG THE COMPANY, ANDREESSEN HOROWITZ FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP; CPP INVESTMENT BOARD PRIVATE HOLDINGS INC., A CANADIAN CORPORATION; EBAY INTERNATIONAL AG, A SWISS CORPORATION; JOLTID LIMITED, A BRITISH VIRGIN ISLANDS LIMITED COMPANY; CHARLESTON INVESTMENT HOLDINGS LIMITED, A BRITISH VIRGIN ISLANDS LIMITED COMPANY; SILVER LAKE PARTNERS III CAYMAN (AIV III), L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; SLP SPRINGBOARD CO-INVEST, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; AND SUCH OTHER PERSONS, IF ANY, THAT FROM TIME TO TIME BECOME PARTY THERETO, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH WARRANT AGREEMENT AND SHAREHOLDERS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

(b) The Warrant Shares issued upon exercise of a Warrant may only be transferred in compliance with, and shall otherwise be subject to, the terms of the Shareholders Agreement. The Warrant Shares issued upon exercise of the Warrants shall bear any legend required to be set forth thereon pursuant to the Shareholders Agreement.

3.6. Redemption. Except as provided in or contemplated by the Shareholders Agreement, the Settlement Agreement, the Share Pledge Agreement (as defined in the Settlement Agreement) and/or the organizational documents of the Company, the Warrants shall not be redeemable by the Company or any other Person.

4.	ADJUSTMENTS.

4.1. Adjustments Upon Certain Transactions.

(a) If, at any time prior to the exercise in full of the Warrants, the Company shall (i) pay a dividend or make any other distribution with respect to shares of any class of its Ordinary Shares then included in the Warrant Shares in shares of that class of its Ordinary Shares, (ii) subdivide the outstanding shares of any class of its Ordinary Shares then included in the Warrant Shares into a greater number of shares in that class, or (iii) combine the outstanding shares of any class of its Ordinary Shares then included in the Warrant Shares into a smaller number of shares in that class, then the number of Ordinary Shares of such class included in each Warrant Share immediately prior to the record date for such dividend, distribution, subdivision or combination shall be adjusted so that Holder shall after such event be entitled to purchase the number of Ordinary Shares that Holder would have owned or have been entitled to receive after the happening of any of the events described above, had its Warrants been exercised immediately prior to such record date or event, as the case may be. Any adjustment required by this Section 4.1(a) shall be made successively immediately after the effective date of such event whenever any event in this Section 4.1(a) shall occur, to allow the purchase of such aggregate number and kind of shares to which Holder may be entitled. For the avoidance of doubt, the number of Ordinary Shares included in the “basket” of Warrant Shares to be delivered to Holder upon exercise of a Warrant shall be increased or decreased, as applicable, pursuant to this Section 4.1(a), such that the payment of the Exercise Price for a Warrant Share immediately following such adjustment will result in the purchase of the same number and classes of Ordinary Shares that would have been held by Holder if Holder had exercised the Warrant immediately prior to the event triggering the adjustment.

(b) If, in one or a series of related transactions, the Company distributes to holders of shares of any class of Ordinary Shares then included in the Warrant Shares any assets (including but not limited to cash), securities, or warrants or rights to purchase securities (including but not limited to Ordinary Shares) (by way of a redemption or repurchase of shares of any class of Ordinary Shares then included in the Warrant Shares (other than a Class Redemption) for consideration with a Fair Market Value that is greater than the Fair Market Value of those shares (an “Above-Market Redemption”, and such excess Fair Market Value, the “Market Differential” of such Above-Market Redemption), a dividend or a Class Redemption) (other than any distribution, repurchase or redemption in a transaction described in Section 4.1(a) or Section 4.1(c) (any such distribution, repurchase or redemption, an “Excluded Distribution”)) the Fair Market Value of which (or, in the case of an Above-Market Redemption, the Market Differential of which), when combined with the Fair Market Value of the aggregate amount distributed in respect of all other distributions (other than any Excluded Distribution), and the Market Differential of all other Above-Market Redemptions (other than any Excluded Distribution), to all holders of shares of any class of Ordinary Shares included in the Warrant Shares at the time of the distribution paid within the 12 months preceding the date fixed for the payment of such distribution (to the extent such amount has not already been applied in a prior adjustment pursuant to this Section 4.1(b)) exceeds the internally generated net free cash flow of the Company and its consolidated subsidiaries over the 12 months preceding the date for the payment of such distribution (any such excess, the “Excess Distribution”), then (1) the Exercise Price of a Warrant Share in effect immediately prior to the record date for such distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be equal to (x) the Fair Market Value of an Ordinary Share on such date less (y) the quotient of the Excess Distribution divided by the aggregate number of Ordinary Shares outstanding of all classes of Ordinary Shares included in the Warrant Shares on such date, and the denominator shall be the Fair Market Value of an Ordinary Share on such date, and (2) upon adjustment of the Exercise Price of a Warrant Share pursuant to this Section 4.1(b), the number of Warrant Shares issuable upon exercise of each Warrant shall simultaneously be increased by multiplying the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such adjustment by a fraction of which the numerator shall be the Fair Market Value of an Ordinary Share on such date and the denominator shall be (x) the Fair Market Value of an Ordinary Share on such date less (y) the quotient of the Excess Distribution divided by the aggregate number of Ordinary Shares outstanding of all classes of Ordinary Shares included in the Warrant Shares on such date. Any adjustment required by this Section 4.1(b) shall be made successively immediately after the distribution date whenever any event in this Section 4.1(b) shall occur to allow the purchase of the aggregate number and kind of shares to which Holder may be entitled. For the avoidance of doubt, as provided in the definition of “Fair Market Value”, the term “Ordinary Shares” as used in this section references only those classes of Ordinary Shares then included in the Warrant Shares. At least two days prior to the record date or occurrence, as the case may be, of any Class Redemption or Above-Market Redemption, the Company shall give Holder notice of the proposed amount and timing of the Class Redemption.

Expressed as a formula, such adjustment shall be computed as follows:

E = (D + Y) – CF

AEP = EP ×	V – (E/N)
V

AWS = WS ×	V
V – (E/N)

Where:

E	=	the amount by which the aggregate distributions (excluding any Excluded Distributions and any distributions which have already been applied in a prior adjustment pursuant to this Section 4.1(b)) over the preceding 12 months (including the present distribution) exceed the 12-month dividend threshold

D	=	the Fair Market Value of the present distribution

Y	=	the Fair Market Value of distributions (excluding any Excluded Distributions) made in the 12 months preceding the date for payment of the present distribution

CF	=	internally generated net free cash flow of the Company and its consolidated subsidiaries over the 12 months preceding the date for payment of the present distribution

V	=	the Fair Market Value of an Ordinary Share

N	=	the aggregate number of Ordinary Shares outstanding of all classes of Ordinary Shares included in the Warrant Shares on the date of the present distribution

EP	=	the Exercise Price for a Warrant Share immediately prior to the record date for the present distribution

AEP	=	the Exercise Price for a Warrant Share adjusted for the present distribution

WS	=	the number of Warrant Shares issuable under each Warrant immediately prior to the present distribution

AWS	=	the number of Warrant Shares issuable under each Warrant as adjusted for the present distribution

(c) If any transaction or event (including, but not limited to, any merger, consolidation, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all of the outstanding Ordinary Shares of each class of Ordinary Shares then included in the Warrant Shares are converted into or exchanged for stock, other securities, cash or assets (each, a “Fundamental Change”), Holder will have the right upon any subsequent exercise (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that Holder would have received if such Warrant had been exercised pursuant to the terms hereof immediately prior thereto (assuming Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change); provided, however, that the parties acknowledge and agree that a Reorganization Event shall be treated solely in accordance with Section 3.3 hereof and in no event shall result in an adjustment hereunder. Any adjustment required by this Section 4.1(c) shall be made successively immediately after the earlier of the record date or the effective date, as applicable, whenever any event in this Section 4.1(c) shall occur, to allow the purchase of the aggregate number and kind of shares or other consideration to which Holder may be entitled. Except for a Reorganization Event involving an unaffiliated third party, the Company will not effect any capital reorganization or reclassification of its capital stock, or any consolidation or merger, or the sale of all or substantially all of its assets (where there is a change in or distribution with respect to the Ordinary Shares of any class of Ordinary Shares then included in the Warrant Shares) unless prior to the consummation thereof the successor Person (if other than the Company) shall assume by written instrument the obligation to deliver to Holder, upon due exercise of the Warrants and on the terms hereof, such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase. For the avoidance of doubt, the term “Ordinary Shares” as used in this Section 4.1(c) references only those classes of Ordinary Shares then included in the Warrant Shares.

(d) The Company will not take any action that results in any adjustment hereunder if the total number of Ordinary Shares or other securities or assets issuable after such action upon exercise in full of the Warrants, together with all applicable options and upon conversion of all applicable convertible securities then outstanding, are not permitted to be issued or delivered to Holder.

4.2. Fractional Shares. Upon exercise of any Warrant, if and to the extent shares are issued, they shall be issued only in quanta of the number of whole shares of each class of Ordinary Shares then included in one Warrant Share. In addition, the Company shall pay to

Holder, in lieu of issuing any fractional or remainder shares, a sum in cash equal to such fraction or number of remainder shares multiplied by the fair market value of an Ordinary Share, as determined in good faith by the Company’s Chief Executive Officer, Chief Financial Officer or Board, immediately prior to the date of exercise.

4.3. Notice of Adjustment. Whenever the number of Warrant Shares issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first-class mail, postage prepaid, to Holder notice of such adjustment or adjustments setting forth the record date or the effective date of the relevant event causing such adjustment, the number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

4.4. Form of Warrant After Adjustments. The form of the Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Warrants, as initially issued. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

5.	WARRANT TRANSFER BOOKS.

(a) The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.

(b) At the option of Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that Holder is entitled to receive.

(c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d) Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by Holder or its attorney duly authorized in writing.

(e) No service charge shall be made to Holder for any exercise, exchange or registration of transfer of Warrants, and the Company will pay all Luxembourg documentary stamp taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of Warrants.

(f) Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, Holder may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby.

6.	REPRESENTATIONS AND WARRANTIES.

6.1. Representations and Warranties of Holder. Holder hereby represents and warrants that:

(a) Investment Intent. Holder acknowledges that neither the issuance or sale of the Warrants, nor the issuance of the Warrant Shares issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws. Holder (1) is acquiring the Warrants and the Warrant Shares issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the securities to any person in violation of the Securities Act or any other applicable securities laws, and (2) will not sell or otherwise dispose of any of the Warrants or the Warrant Shares issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(c) Accredited Investor Status. (1) Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that Holder is capable of evaluating the merits and risks of its investment in the Warrants or the Warrant Shares issuable upon the exercise thereof and (2)(a) Holder’s financial situation is such that Holder can afford to bear the economic risk of holding the Warrants or the Warrant Shares issuable upon the exercise thereof for an indefinite period of time, (b) Holder can afford to suffer complete loss of its investment in the Warrants or the Warrant Shares issuable upon the exercise thereof, (c) the Company has made available to Holder all documents and information that Holder has requested relating to an investment in the Company, and (d) Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to Holder’s investment in the Warrants or the Warrant Shares issuable upon the exercise thereof.

7.	MISCELLANEOUS.

7.1. No Voting, Dividend or Redemption Rights. Prior to the exercise of the Warrants, Holder shall not be entitled to any rights of a stockholder of the Company in respect of the Ordinary Shares issuable upon the exercise of the Warrants, including the right to vote or to consent or to receive dividends or other distributions or any compensation upon a repurchase or redemption of Ordinary Shares (subject to any right to an adjustment provided for herein).

7.2. Issuance of Ordinary Shares on Exercise of Warrants. Upon exercise of any of the Warrants by Holder, the share capital of the Company shall be increased, in accordance with Section 2.19 of the Shareholders Agreement, to the extent necessary to issue any Warrant Shares issuable pursuant to such Warrants, and the organizational documents of the Company shall be amended, in accordance with the provisions of the Shareholders Agreement, to reflect such capital increase. All Warrant Shares issuable upon exercise of Warrants shall be duly authorized, and when issued upon such exercise, shall be validly issued and fully paid, free and clear of any security interests, liens, claims, encumbrances or other adverse interests (other than any adverse interests created pursuant to or in accordance with the Shareholders Agreement, the Settlement Agreement, the Share Pledge Agreement (as defined in the Settlement Agreement) and/or by the organizational documents of the Company and any applicable restrictions under federal and state securities laws), and will not have been issued or sold in violation of any preemptive or similar rights, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence. Without limiting the generality of the foregoing, the Company will not increase the stated or par value (or similar requirement) per share, if any, of the Ordinary Shares above the Exercise Price in effect immediately prior to such increase in stated or par value and will from time to time take all actions reasonably necessary to ensure that the stated or par value (or similar requirement) per share, if any, of the Ordinary Shares is at all times less than the Exercise Price then in effect.

7.3. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall be promptly cancelled by the Company and shall not be reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.

7.4. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Company, or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by the Company to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

Every new Warrant Certificate executed and delivered pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

7.5. Notices.

(a) Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or e-mail (provided that the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company:

Springboard Group S.à r.l.

65 Boulevard Grande-Duchesse Charlotte

L-1331 Luxembourg

Fax: +352 2638 3507

Attention: Board of Managers

with copies (not to constitute notice) to:

Silver Lake

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

United States

Fax: +1 650 233 8125

Attention: General Counsel

with copies (not to constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Fax: +44 20 7959 8950

Attention: Richard C. Morrissey and Richard A. Pollack

If to Holder:	Joltid Limited c/o GUARDIAN TRUST COMPANY Ltd. (GENEVA BRANCH) 15 boulevard Helvétique 1207 Geneva, Switzerland

Notice to the holder of record of any Warrants shall be deemed to be notice to the holder of such Warrants for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed delivered (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile or e-mail (subject to the recipient confirming receipt thereof in the case of e-mail) on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (z) two (2) Business Days after being sent by an internationally recognized overnight courier. Each of the Parties shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties.

(b) The Company shall notify Holder of any proposed Reorganization Event reasonably prior to the consummation thereof so as to provide Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to Holder as a holder of Ordinary Shares of the Company, Holder shall be provided the same notice given to Holder as a holder of Ordinary Shares of the Company and shall not be entitled to any further notice hereunder.

7.6. Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by each Party. In addition, each Party may waive any of its rights hereunder by an instrument in writing signed by such Party.

7.7. No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Parties. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and Holder, any right, remedy or claim under or by reason of this Agreement or any part hereof.

7.8. Entire Agreement. This Agreement, together with the Shareholders Agreement, contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

7.9. Descriptive Headings. The descriptive headings of this Agreement and the table of contents hereof are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

7.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

7.13. Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York in New York City for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any Party may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.5 hereof is reasonably calculated to give actual notice.

7.14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.15. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

SPRINGBOARD GROUP S.À R.L.

By:	/s/ James A. Davidson
Name: James A. Davidson
Title: A Manager

JOLTID LIMITED

By:	/s/ Gregoire Lartigue
Name: Gregoire Lartigue
Title: Authorized Signatory

JOLTID LIMITED

By:	/s/ Michael Segerman
Name: Michael Segerman
Title: Authorized Signatory

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF NOVEMBER 19, 2009 (THE “WARRANT AGREEMENT”), BY AND BETWEEN SPRINGBOARD GROUP S.À R.L (THE “COMPANY”) AND JOLTID LIMITED. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT AND THE SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 19, 2009, BY AND AMONG THE COMPANY, ANDREESSEN HOROWITZ FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP; CPP INVESTMENT BOARD PRIVATE HOLDINGS INC., A CANADIAN CORPORATION; EBAY INTERNATIONAL AG, A SWISS CORPORATION; JOLTID LIMITED, A BRITISH VIRGIN ISLANDS LIMITED COMPANY; CHARLESTON INVESTMENT HOLDINGS LIMITED, A BRITISH VIRGIN ISLANDS LIMITED COMPANY; SILVER LAKE PARTNERS III CAYMAN (AIV III), L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; SLP SPRINGBOARD CO-INVEST, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP; AND SUCH OTHER PERSONS, IF ANY, THAT FROM TIME TO TIME BECOME PARTY THERETO, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH WARRANT AGREEMENT AND SHAREHOLDERS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

SPRINGBOARD GROUP S.À R.L

(the “Company”)

WARRANT CERTIFICATE

Certificate No.

Date of Issue:

Name and Address of Holder:

Number of Warrant Shares (as of the date hereof):

THIS IS TO CERTIFY that the Holder named above is the registered holder of this Warrant Certificate which entitles the Holder to subscribe for the Warrant Shares as determined in accordance with the terms and conditions set out in the Warrant Agreement, dated November 19, 2009, among the Company and Joltid Limited (the “Warrant Agreement”). Terms used, but not otherwise defined, in this Warrant Certificate shall have the respective meanings ascribed to them in the Warrant Agreement.

SPRINGBOARD GROUP S.À R.L

By:
Name:
Title:

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To: SPRINGBOARD GROUP S.À R.L

The undersigned irrevocably exercises                      of the Warrants for the purchase of one share of each of the “A”, “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I” and “J” classes of Ordinary Shares (subject to adjustment in accordance with the Warrant Agreement) of Springboard Group S.à r.l., for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by cash, by bank wire transfer in immediately available funds or by certified or official bank check payable to the order of Springboard Group S.à r.l.), at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Springboard Group S.à r.l., and directs that the Ordinary Shares deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

“Cashless” Exercise Right Election              [    ]1

Date:

[2]
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

[1]	The cashless exercise right shall be available only to the extent permitted by the Warrant Agreement.
[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A-4